Exhibit 10.1

TO:           Perry A. Sook

FR:           Jay Grossman, Chair of the Compensation Committee

RE:           Addendum to your Employment Agreement

Effective Date:                                September 11, 2012

This memorandum will serve as an addendum to you Executive Employment Agreement with Nexstar Broadcasting, Inc., (the “Company”) successor to Nexstar Group, Inc., dated as if January 5, 1998 as amended on May 10, 2001, September 26, 2002, August 25, 2003, July 7, 2007 and November 13, 2008 (as amended, the “Agreement”).

The signatories hereto agree that paragraph 2 of the Agreement is hereby amended and restated in its entirety as follows:

2.  Term of Employment.

Except if terminated earlier as provided for below, the Company’s employment of Sook shall continue until December 31, 2016; provided however that the term of employment under this agreement shall be automatically renewed for successive one year periods unless, at least 90 days prior to the end of the then current term of employment under this Agreement,  Sook or the Company gives written notice to the other of the notifying party’s intent not to renew the term of employment under this Agreement as of the end of the then current term.

The signatories hereto agree that Paragraphs 4 (a) and 4 (b) of the Agreement are hereby amended and restated in their entirety as follows:

4.  Compensation.

(a)	During the term of this Agreement, Sook shall be entitled to receive an annual base salary (“Base Salary”) at the rate specified below:

Period                                                      Base Salary

From January 1, 2013 through December 31, 2013                                       $1,200,000
From January 1, 2014 through December 31, 2014                                       $1,300,000
From January 1, 2015 through December 31, 2015                                       $1,400,000
After December 31, 2015                                                                                 $1,500,000

(b)           During each Company fiscal year during the term of this Agreement, Sook shall have an opportunity to earn an annual bonus based on the targeted amount specified below.  At the end of each Company fiscal year during the term of this Agreement, Sook shall be entitled to receive an annual bonus (the “Bonus), if any, in an amount specified by the Compensation Committee of the Board (the “Compensation Committee”), which may be a greater or smaller amount than his target bonus opportunity, after determining that the Company has achieved the economic targets established by the Compensation Committee for such fiscal year and any other goals established by the Compensation Committee have been achieved.

Period                                                      Bonus

From January 1, 2013 through December 31, 2013                                       $1,200,000
From January 1, 2014 through December 31, 2014                                       $1,300,000
From January 1, 2015 through December 31, 2015                                       $1,400,000
After December 31, 2015                                                                                 $1,500,000

Sook’s Base Salary shall be paid ratably during each 12-month period under this Agreement on a basis consistent with other Company executives.  The Bonus provided in Section 4(b), if granted by the Compensation Committee, shall be paid on the date determined by the Compensation Committee.  All payments under this Agreement shall be subject to income and wage withholding.

Option Grant

In addition to the foregoing, the Company has agreed to grant Sook options to purchase 1,000,000 shares of NXST common stock at the NASDAQ market closing price effective the day this addendum is signed by both the Company and Sook (the “Effective Date”).  The option to purchase 600,000 shares is immediately granted as of the Effective Date.  The option to purchase the remaining 400,000 shares is immediately granted as of the Effective Date, but shall be forfeited if shareholder approval of the Company’s 2012 Incentive Equity Plan is not obtained within 90 days after the Effective Date.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the agreement.

All other terms and conditions of the Agreement, as amended will remain in full force and effect.

Please indicate your agreement with and acceptance of the terms and conditions of this addendum as of the date listed above by signing below.

/s/ Jay M. Grossman
Jay Grossman Chairman of the Compensation Committee

Agreed and Accepted:

/s/ Perry A. Sook
Perry A. Sook President and Chief Executive Officer